UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 16, 2007
IDM PHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19591 (Commission File Number)	33-0245076 (IRS Employer Identification No.)

9 Parker, Suite 100 Irvine, California (Address of principal executive offices)	92618 (Zip Code)
Registrant’s telephone number, including area code (949) 470-4751
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURES

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Effective as of July 16, 2007, Jean-Loup Romet-Lemonne, M.D. has resigned as a member of the Board of Directors (the “Board”) of IDM Pharma, Inc. (the “Company”). Effective as of July 18, 2007, the Board appointed Timothy P. Walbert, the Company’s current President and Chief Executive Officer, to serve as Dr. Romet Lemonne’s replacement on the Board.
In connection with his appointment as President and Chief Executive Officer on May 25, 2007, Mr. Walbert previously entered into an employment agreement with the Company which sets forth terms of his compensation in connection therewith. As permitted by Delaware law, the Company has entered into an indemnity agreement with Mr. Walbert in connection with his position as President and Chief Executive Officer of the Company and his election as a member of the Board. The foregoing arrangements with Mr. Walbert are described in greater detail in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 29, 2007.
After Dr. Romet-Lemonne’s resignation from the Board and the election of Mr. Walbert as his replacement, the Board continues to be comprised of a majority of independent directors, as defined in Rule 4200(a)(15) of the NASD listing standards.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
IDM PHARMA, INC.
Date: July 18, 2007

IDM Pharma, Inc.
By:	/s/ Robert J. De Vaere
Robert J. De Vaere
Its:	Senior Vice President and Chief Financial Officer